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                           COMPROMISE SETTLEMENT AGREEMENT
                                 AND MUTUAL RELEASE


     This Compromise Settlement Agreement and Mutual Release (referred to hereinafter as "Agreement" as defined herein) is made as of the 16th day of November, 1998 (referred to hereinafter as the "Effective Date" as defined herein), by and between The Independent Research Agency for Life Insurance, Inc. (referred to hereinafter as "IRA," as defined herein), and Carroll H. Payne II, Freda J. Payne and Naomi K. Payne (referred to hereinafter as the "Other Payne Family Members," as defined herein) and Debra Sue Payne.

                                     WITNESSTH:

     WHEREAS, IRA, the Other Payne Family Members and Debra Sue Payne are parties to a civil action styled CARROLL H. PAYNE, II, FREDA J. PAYNE, NAOMI K. PAYNE, AND THE INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC. V. DEBRA SUE PAYNE, filed in the District Court of Tarrant County, Texas, 17th Judicial District, assigned Cause No. 017-175207-98 (referred to hereinafter as "Lawsuit" as defined herein);

     WHEREAS, the Parties to this Agreement desire to resolve fully and finally all of the matters in dispute between them; and

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     WHEREAS, the Parties to this Agreement desire to effect the release of the
Parties and additional individuals and entities set out herein, and to provide the covenants not to sue and indemnification set forth herein;

     NOW, THEREFORE, for and in consideration of the premises, the mutual promises, releases and agreements herein contained, and for other good and valuable consideration, the Parties hereto do hereby agree as follows:

I.   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings and where the context so indicates or requires, each such defined term stated in the singular includes the plural and each such defined term stated in the plural includes the singular:

     A. "Agreement" shall mean this settlement of the Lawsuit and the other matters agreed to hereby.

     B. "Class A Stock" shall mean the Class A Voting Common Stock, par value $0.10 per share of IRA.

     C. "Class B Stock" shall mean the Class B Non-Voting Common Stock, par value $0.02 per share of IRA.

     D. "Deferred Payment Agreement" shall mean IRA's contractual commitment to Debra Sue Payne pursuant to the terms of the agreement attached to this Agreement and incorporated herein by reference as EXHIBIT "A".

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     E.   "Dismissal Motion and Order" shall mean the Joint Motion to Dismiss with Prejudice and Agreed Order in the form of EXHIBIT "B" attached to this Agreement.

     F. "Effective Date" shall mean the date of execution of the Agreement, November 16, 1998.

     G.   "First Command" shall mean First Command Financial Corporation.

     H. "IRA" shall mean The Independent Research Agency for Life Insurance, Inc., the corporate entity organized and existing under the laws of the State of Texas and having its principal office in Fort Worth, Texas.

     I. "IRA Affiliates" shall mean IRA, and each and every one of their respective past, present and future parents, subsidiaries, divisions, affiliates of every kind or nature, associated entities, principals, officers, directors, employees, agents, attorneys, accountants, insurers, successors, heirs, executors, administrators, trustees, beneficiaries, descendants, and assigns, and any other person or entity claiming by, through, or under any of the foregoing, and includes but is not limited to United Service Planning Association, Inc., First Command, IRA Annuities, Inc., Lamar C. Smith, James N. Lanier, and Howard M. Crump.

     J.   "IRA Released Parties" shall mean IRA and IRA Affiliates.

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     K.   "IRA Releasing Parties" shall mean IRA and IRA Affiliates.

     L.   "Lawsuit" shall mean the action entitled CARROLL H. PAYNE, II, FREDA
J. PAYNE, NAOMI K. PAYNE, AND THE INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC. V. DEBRA SUE PAYNE, filed in the District Court of Tarrant County, Texas, 17th Judicial District, on or about September 6, 1998, assigned Cause No. 017-175207-98.

     M. "Lawsuit Claims" shall mean any and all claims alleged directly or indirectly by one or more of the Parties in the Lawsuit, or in connection with the Lawsuit, including but not limited to claims of dissenter's and appraisal rights, breach of fiduciary duty, specific performance of contract, temporary and permanent injunctive relief, fraud, conspiracy, breach of contract, anticipatory repudiation of contract, tortious interference with contractual relationships, conversion, breach of good faith and fair dealing, improper use of corporate forms as tools to carry out fraudulent and illegal schemes, declaratory relief, constructive trust, self-dealing, extortion, coercion, theft of corporate opportunities, conflict of interest, misrepresentation, breach of duty of

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loyalty and obedience, attorneys' fees, costs, out-of-pocket expenses, interest, and punitive damages.

     N. "MAP" shall mean the Mission Accomplishment Plan implemented by IRA prior to the Proposed Merger.

     O. "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of July 1, 1998, as amended and restated as of October 30, 1998, between IRA and First Command.

     P. "Original Answer" shall mean the Original Answer Debra Sue Payne filed on October 22, 1998 in the Lawsuit.

     Q. "Proxy" shall mean the Proxy Statement furnished to shareholders of IRA dated October 30, 1998.

     R. "Parties" shall mean IRA, the Other Payne Family Members and Debra Sue Payne.

     S. "Debra Sue Payne Released Parties" shall mean Debra Sue Payne and each and every one of her respective past, present and future parents, subsidiaries, divisions, affiliates of every kind or nature, associated entities, principals, officers, directors, shareholders, employees, agents, attorneys, accountants, insurers, successors, heirs, executors, administrators, trustees, beneficiaries, descendants, and assigns, and any other person or entity claiming by, through, or under any of the foregoing; provided however, this definition expressly excludes the Other Payne Family Members.

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     T.   "Debra Sue Payne Releasing Parties" shall mean Debra Sue Payne and each and every one of their respective past, present and future parents, subsidiaries, divisions, affiliates of every kind or nature, associated entities, principals, officers, directors, shareholders, employees, agents, attorneys, accountants, insurers, successors, heirs, executors, administrators, trustees, beneficiaries, descendants, and assigns, and any other person or entity claiming by, through, or under any of the foregoing.

     U. "Other Payne Family Members" shall mean Carroll H. Payne II, Freda J. Payne and Naomi K. Payne.

     V. "Other Payne Family Members Released Parties" shall mean the Other Payne Family Members and each and every one of their respective past, present and future parents, subsidiaries, divisions, affiliates of every kind or nature, associated entities, principals, officers, directors, shareholders, employees, agents, attorneys, accountants, insurers, successors, heirs, executors, administrators, trustees, beneficiaries, descendants, and assigns, and any other person or entity claiming by, through, or under any of the foregoing; provided however, this definition expressly excludes Debra Sue Payne.

     W. "Other Payne Family Members Releasing Parties" shall mean the Other Payne Family Members and each and every one of their respective past, present and future parents, subsidiaries, divisions, affiliates of every kind or nature, associated entities, principals, officers, directors, shareholders, employees, agents, attorneys, accountants, insurers, successors, heirs, executors, administrators, trustees, beneficiaries, descendants, and assigns, and any other person or entity claiming by, through, or under any of the foregoing.

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     X.   "Proposed Merger" shall mean the proposed  merger of IRA with and into
First Command pursuant to the Merger Agreement.

     Y. "Released Claims" shall mean all manner of action, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, expenses, claims, and demands whatsoever, existing on, or at any time prior to, the Effective Date hereof, in law, in equity, or otherwise, whether now known or hereafter discovered, whether suspected or unsuspected, that the Debra Sue Payne Releasing Parties, the IRA Releasing Parties, or the Other Payne Family Members Releasing Parties had, have, or may ever have upon or by reason of any fact, matter, cause, occurrence, statement, omission, duty, action, or failure to act, or anything whatsoever arising out of, involving, regarding or relating to the relationship, dealings, or affairs between on the one hand Debra Sue Payne and on the other hand IRA, IRA Affiliates and/or one or more of the Other Payne Family Members, including, but not limited to, all claims that were asserted or could have been asserted in the Lawsuit, (including, without limitation, the Lawsuit Claims), and all claims arising from or related to, directly or indirectly, (1) the facts, circumstances,

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allegations, and controversies related or giving rise to the Lawsuit, (2) the
Class A Stock, (3) the Class B Stock, (4) the MAP, (5) the Merger Agreement,
(6) the Proposed Merger, (7) the Stock Agreement, (8) the Schedule 13E-3 IRA filed with the Securities and Exchange Commission ("SEC") on or about July 6, 1998, in connection with the Proposed Merger; (9) the Proxy, (10) all acts and/or omissions prior to Effective Date relating in whole or in part in any way to the control, ownership, operation, business, management, or formation of IRA or IRA Affiliates, and (11) the settlement of the Lawsuit and/or the negotiation and execution of this Agreement (including, without limitation, all claims of fraudulent inducement, mistake, breach of fiduciary duty, economic duress, and unfairness).

     Z. "Settlement Amount" shall mean Four Million Eight Hundred thousand U.S. Dollars ($4,800,000.00).

     AA. "Stock Agreement" shall mean the Stock Purchase Agreement dated March 22, 1983, among IRA, Carroll H. Payne, Freda J. Payne, Debra Sue Payne,
Carroll H. Payne II, and Naomi K. Payne.

     BB. "Wire Transfer Instructions" shall mean the wire transfer instructions set out in EXHIBIT "C" to this Agreement.

II.  RECITALS

     SECTION 1. PAYMENT; SALE OF STOCK; DEFERRED PAYMENT AGREEMENT; DISMISSAL OF THE LAWSUIT.

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     1.1  SETTLEMENT AMOUNT.  Contemporaneously with the execution hereof, and pursuant to the Wire Transfer Instructions, IRA shall pay to Debra Sue Payne by wire transfer of immediately available funds, the Settlement Amount. Receipt of such funds shall be deemed to have taken place when such funds are received in the account set out in the Wire Transfer Instructions.

     1.2 SALE OF STOCK. Contemporaneously with the execution hereof and the Deferred Payment Agreement and receipt of payment described in Section 1.1 above, Debra Sue Payne shall sell to, and deliver to, IRA all of her Class A Stock, all of her Class B stock, all stock certificates duly endorsed in blank, any and all of her other claims to stock ownership rights in IRA and the documents evidencing such claims, as well as any and all other rights in or claims to IRA, ownership or otherwise, she may have pursuant to the Stock Agreement or any other agreement or document.

     1.3 In exchange for the consideration as set forth in Section 1, Debra Sue Payne hereby releases (1) all rights related to her shares of Class A Stock; (2) all rights related to her shares of Class B Stock; (3) any and all of her rights under the Stock Agreement including but not limited to her entitlement to buy the Class A Stock from the Other Payne Family Members, "anti-dilution" rights, right of first refusal, pre-emptive right, right to own a minority by one share of the outstanding shares of Class A Stock, pro rata option right with respect to voting stock owned by the Other Payne Family Members; (4) rights to receive dividends or distributions on her Class A stock or on her Class B Stock; (5) her existing ownership interest in IRA;
(6) her rights to and interest in the Released Claims; and agrees to other undertakings contained herein. This Agreement shall result in a complete termination of Debra Sue Payne's interest in, and a complete redemption of, all of her stock in IRA.

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     1.4  DISMISSAL OF LAWSUIT.  Contemporaneously with the execution hereof, the Parties hereto shall execute the Dismissal Motion and Order. Counsel for IRA, George Bramblett, shall hold the original Dismissal Motion and Order in trust until confirmation of the receipt of the Settlement Amount as set forth in Section 1.1 and the delivery of documents as set forth in Section 1.2.
Upon confirmation of the receipt of the consideration as set out in Section 1.1, and the delivery of documents as set out in Section 1.2, George
Bramblett shall file the Dismissal Motion and Order. All Parties and their counsel shall use their best efforts to prosecute the Dismissal Motion and Order and obtain entry of the said Order.

     1.5 The Parties and their attorneys agree to cooperate to effectuate this Agreement, including executing any and all additional or supplemental documents, and taking all additional actions, which may be necessary or appropriate to give full force and effect to and implement the terms and intent of this Agreement.

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     1.6  DEFERRED PAYMENT AGREEMENT.  In addition to the consideration set forth in Section 1.1, IRA agrees to enter into and perform the Deferred Payment Agreement.

     SECTION 2.     MUTUAL, GLOBAL RELEASES.

     2.1. Effective upon receipt of the consideration as set out in Section 1, the Debra Sue Payne Releasing Parties fully release, remise, and forever discharge, and by these presents do fully release and forever discharge the IRA Released Parties and the Other Payne Family Members Released Parties, jointly and severally, of and from all the Released Claims; provided, however, that nothing in this Agreement is intended or shall be construed to constitute a waiver, release, or covenant not to sue regarding, or otherwise limit any Party's rights under this Agreement.

     2.2 Effective upon receipt of the consideration as set out in Section 1, the Debra Sue Payne Releasing Parties covenant not to sue the IRA Released Parties or the Other Payne Family Members Released Parties, or to instigate, initiate, or pursue against the IRA Released Parties or the Other Payne Family Members Released Parties, in any manner of judicial or administrative proceeding on their own behalf or on behalf of any of their respective heirs, executors, administrators, descendants, successors, agents, representatives, beneficiaries and assigns or any other person or entity regarding any or all Released Claims; provided, however, that nothing in this Agreement is intended or shall be

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construed to constitute a waiver, release, or covenant not to sue regarding, or otherwise limit any Party's rights under this Agreement. In the event of any breach of the foregoing covenant by Debra Sue Payne, Debra Sue Payne agrees to indemnify and hold harmless the IRA Released Parties or the Other Payne Family Members Released Parties from any and all manner of action, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, expenses, claims, and demands (including, but not limited to, future costs and attorneys' fees) arising from or related to, directly or indirectly any such breach, claim, or proceeding.

     2.3  Effective upon the execution and delivery of documents as set out in
Section 1, the IRA Releasing Parties and the Other Payne Family Members Releasing Parties fully release, remise, and forever discharge, and by these presents do fully release and forever discharge the Debra Sue Payne Released Parties, jointly and severally, of and from all of the Released Claims; provided, however, that nothing in this Agreement is intended or shall be construed to constitute a waiver, release, or covenant not to sue regarding, or otherwise limit any Party's rights under this Agreement.

     2.4  Effective upon the execution and delivery of documents set out in
Section 1, the IRA Releasing Parties and the Other Payne Family Members Releasing Parties covenant not to sue the Debra Sue Payne Released Parties or to instigate, initiate, or pursue against the Debra Sue Payne Released Parties any

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manner of judicial or administrative proceeding on their own behalf or on behalf of any of their respective heirs, executors, administrators, descendants, successors, agents, representatives, beneficiaries and assigns or any other person or entity regarding any or all the Released Claims; provided, however, that nothing in this Agreement is intended or shall be construed to constitute a waiver, release, or covenant not to sue regarding, or otherwise limit any Party's rights under this Agreement.

     In the event of any breach of the foregoing covenant by IRA or IRA Affiliates, IRA and the IRA Affiliates agree to indemnify and hold harmless the Debra Sue Payne Released Parties from any and all manner of action, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, expenses, claims, and demands (including, but not limited to, future costs and attorneys' fees) arising from or related to, directly or indirectly any such breach, claim, or proceeding.

     In the event of any breach of the foregoing covenant by the Other Payne Family Members, the Other Payne Family Members agree to indemnify and hold harmless the Debra Sue Payne Released Parties from any and all manner of action, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, expenses, claims, and demands (including, but not limited to, future costs and

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attorneys' fees) arising from or related to, directly or indirectly any such breach, claim, or proceeding.

     2.5 The Parties acknowledge that they have carefully read this Agreement, that they fully understand its terms and import, and that they voluntarily consent to it as a full and fair discharge of all of the claims of the IRA Releasing Parties, the Other Payne Family Members Releasing Party, and the Debra Sue Payne Releasing Parties, respectively; provided, however, that nothing in this Agreement is intended or shall be construed to constitute a waiver, release, or covenant not to sue regarding, or otherwise limit any Party's rights under this Agreement. The Parties also acknowledge that certain states may have laws, statutes and common law rulings which relate to a general release and the effect thereof. Without acknowledging whether such laws apply to this Agreement (and specifically acknowledging and agreeing that Texas law shall govern this Agreement), the Parties further acknowledge that they are aware that they may hereafter discover material facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this Agreement, but that it is their intention to settle and release any and all claims, disputes, or differences referred to above, whether known or unknown, suspected or unsuspected, fully, finally, and forever. Accordingly, each of the Parties expressly waives any and all rights each may have under any state's laws, statutes, regulations, or common law principles relating to or arising out of a

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general release and the effect thereof which would limit, impair, or eliminate the effectiveness of the releases provided herein. The Parties acknowledge that they assume the risk of any mistake of fact or law with regard to all aspects of this Agreement and any asserted rights released hereby.

     SECTION 3.     COVENANTS, REPRESENTATIONS, AND WARRANTIES.

     3.1 Debra Sue Payne hereby severally covenants, represents, and warrants to IRA and the Other Payne Family Members as follows:

          (a) Debra Sue Payne is correctly described and named in this Agreement.

          (b) Before executing this Agreement, Debra Sue Payne became fully informed of the terms, contents, provisions, and effect of this Agreement and the attached exhibits.

          (c) The signatory to this Agreement signing on behalf of Debra Sue Payne is fully authorized and legally competent to execute this Agreement as the legal, valid, and binding act and deed of Debra Sue Payne, and is a duly authorized representative of such Party.

          (d) This Agreement is fully and forever binding on, and enforceable against, each of the Debra Sue Payne Releasing Parties in accordance with its terms.

          (e) The execution and delivery of this Agreement and any other documents, agreements, or instruments executed or delivered by Debra Sue

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     Payne pursuant hereto and the consummation of the transactions herein or therein contemplated does not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or instrument to which Debra Sue Payne is a party or any provision of law, statute, rule, or regulation applicable to Debra Sue Payne or any judicial or administrative order or decree by which Debra Sue Payne is bound.

          (f) The Debra Sue Payne Releasing Parties own the Released Claims claimed by or attributable to them, and they are free and clear of any and all claims, liens, or other encumbrances of any kind or nature, of any other person, and there is no other person who could or should have asserted such claims or joined in any settlement or compromise of such claims.

          (g) The Debra Sue Payne Releasing Parties have not assigned, pledged, or in any other manner sold, transferred, or hypothecated the Released Claims.

          (h) In entering into and signing this Agreement, Debra Sue Payne has had the benefit of the advice of attorneys of her own choosing, and enters into this Agreement freely by her own choosing and judgment, and without duress or other influence.

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          (i)  Debra Sue Payne agrees that the negotiations and execution of this Agreement have been at arm's length and that she is not relying on any purported duty to her from any of the IRA Released Parties or the Other Payne Family Members Released Parties in any manner whatsoever, in connection with this Agreement.

          (j) Debra Sue Payne has made an investigation to her satisfaction of all facts and reasons why she should enter into this Agreement and agrees, based upon her knowledge, experience, and investigation.

          (k) Debra Sue Payne represents that she has not relied upon, and will not rely upon any statements, acts, or omissions by any of the IRA Released Parties or the Other Payne Family Members Released Parties, other than as set forth in this Agreement, in making her decision to enter into this Agreement.

          (l) This Agreement is duly executed by Debra Sue Payne with full knowledge and understanding of its terms and meaning, on her own judgment and upon the advice of her attorneys and financial and tax advisors. Specifically, Debra Sue Payne has consulted with her legal, financial, and tax advisors, and she recognizes that the payment of the Settlement Amount may result in tax liability for her for which she will be solely responsible.

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          (m)  This Agreement is not and shall not be construed as an admission of wrongdoing or liability by any Party, any of which wrongdoing or liability is and has been specifically denied by each Party. It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitals, and that the agreements contained herein and the consideration transferred is intended to compromise doubtful and disputed claims, avoid and terminate litigation, and buy peace, and that no payments made and no release or other consideration given by any Party shall be construed as an admission of wrongdoing or liability by any Party, all wrongdoing or liability being expressly denied by each Party.

          (n) Debra Sue Payne acknowledges that her aforesaid representations are a material inducement to every other Party to enter into this Agreement.

     3.2 IRA and the IRA Affiliates hereby severally covenant, represent, and warrant to Debra Sue Payne and the Other Payne Family Members as follows:

          (a) IRA and IRA Affiliates are correctly described and named in this Agreement.

          (b) Before executing this Agreement, IRA and IRA Affiliates became fully informed of the terms, contents, provisions, and effect of this Agreement and the attached exhibits.

          (c) The signatory to this Agreement signing on behalf of IRA and IRA Affiliates is fully authorized and legally competent to execute this Agreement as the legal, valid, and binding act and deed of IRA and IRA Affiliates, and is a duly authorized representative of IRA and IRA Affiliates.

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          (d)  This Agreement is fully and forever binding on, and enforceable against, each of the IRA Releasing Parties in accordance with its terms.

          (e) The execution and delivery of this Agreement and any other documents, agreements or instruments executed or delivered by IRA pursuant hereto and the consummation of the transactions herein or therein contemplated does not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or instrument to which IRA or IRA Affiliates are a party or any provision of law, statute, rule, or regulation applicable to such Party or any judicial or administrative order or decree by which IRA and IRA Affiliates are bound.

          (f) The signatory for IRA and the IRA Affiliates fully informed all appropriate directors, officers, beneficiaries, and representatives of or persons having an interest in or relationship with IRA or IRA Affiliates of the terms, contents, provisions, and effect of this Agreement; and the execution and delivery of this Agreement by the signatory for IRA has been duly authorized and approved by the beneficiaries, board of directors, partners, or other persons, if any, whose authorization or approval is required or necessary to authorize execution and delivery of this Agreement by such signatory as the binding act and deed of IRA and IRA Affiliates.

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          (g)  IRA and the IRA Releasing Parties own the Released Claims claimed by or attributable to them, and they are free and clear of any and all claims, liens, or other encumbrances of any kind or nature, of any other person, and there is no other person who could or should have asserted such claims or joined in any settlement or compromise of such claims.

          (h) IRA and the IRA Releasing Parties have not assigned, pledged, or in any other manner sold, transferred, or hypothecated any of the Released Claims.

          (i) In entering into and signing this Agreement, IRA and IRA Affiliates have had the benefit of the advice of attorneys of their own choosing, and enter into this Agreement freely by their own choosing and judgment, and without duress or other influence.

          (j) IRA and IRA Affiliates agree that the negotiations and execution of this Agreement have been at arm's length and that they are not relying on any purported duty to them from any of the Debra Sue Payne Released Parties or the Other Payne Family Members Released Parties in any manner whatsoever, in connection with this Agreement.

          (k) IRA and IRA Affiliates have made an investigation to their satisfaction of all facts and reasons why IRA and IRA Affiliates should enter into this Agreement and agree, based upon their knowledge, experience, and investigation.

          (l) IRA and IRA Affiliates represent that they have not relied upon, and will not rely upon, any statements, acts or omissions by any of the Debra Sue Payne Released Parties or the Other Payne Family Members Released Parties, other than as set forth in this Agreement, in making their decision to enter into this Agreement.

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          (m)  This Agreement is duly executed by IRA with full knowledge and understanding of its terms and meaning, on IRA's own judgment and upon the advice of IRA's attorneys and financial and tax advisors, and IRA recognizes that it is solely responsible for any tax consequences to it as a result of this Agreement.

          (n) This Agreement is not and shall not be construed as an admission of wrongdoing or liability by any Party, any which wrongdoing or liability is and has been specifically denied by each Party. It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitals, and that the agreements contained herein and the consideration transferred is intended to compromise doubtful and disputed claims, avoid and terminate litigation, and buy peace, and that no payments made and no release or other consideration given by any Party shall be construed as an admission of wrongdoing or liability by any Party, all wrongdoing or liability being expressly denied by each Party.

          (o) IRA and the IRA Affiliates acknowledge that their aforesaid representations are a material inducement to every other Party to enter into this Agreement.

     3.3 The Other Payne Family Members hereby severally covenant, represent, and warrant to IRA and Debra Sue Payne as follows:

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          (a)  Each of the Other Payne Family Members is correctly described and named in this Agreement.

          (b) Before executing this Agreement, each of the Other Payne Family Members became fully informed of the terms, contents, provisions, and effect of this Agreement and the attached exhibits.

          (c) The signatories to this Agreement signing on behalf of each of the Other Payne Family Members is fully authorized and legally competent to execute this Agreement as the legal, valid, and binding act and deed of each of the Other Payne Family Members, and is a duly authorized representative of such Party.

          (d) This Agreement is fully and forever binding on, and enforceable against, each of the Other Payne Family Members Releasing Parties in accordance with its terms.

          (e) The execution and delivery of this Agreement and any other documents, agreements or instruments executed or delivered by each of the Other Payne Family Members pursuant hereto and the consummation of the transactions herein or therein contemplated does not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or instrument to which each of the Other Payne Family Members is a party or any provision of law, statute, rule, or regulation applicable to such Party or any judicial or administrative

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 22
     order or decree by which each of the Other Payne Family Members is bound.

          (f) The Other Payne Family Members own the Released Claims claimed by or attributable to the Other Payne Family Members, and they are free and clear of any and all claims, liens, or other encumbrances of any kind or nature, of any other person, and there is no other person who could or should have asserted such claims or joined in any settlement or compromise of such claims.

          (g) Each of the Other Payne Family Members has not assigned, pledged, or in any other manner sold, transferred, or hypothecated any of the Released Claims.

          (h) In entering into and signing this Agreement, each of the Other Payne Family Members has had the benefit of the advice of attorneys of each of the Other Payne Family Members' own choosing, and enters into this Agreement freely by each of the Other Payne Family Members' own choosing and judgment, and without duress or other influence.

          (i) Each of the Other Payne Family Members agrees that the negotiations and execution of this Agreement have been at arm's length and that they are not relying on any purported duty to them from any of the Debra Sue Payne Released Parties or the IRA Released Parties in any manner whatsoever, in connection with this Agreement.

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AND MUTUAL RELEASE                                                      PAGE 23

          (j) Each of the Other Payne Family Members has made an investigation to each of the Other Payne Family Members' satisfaction of all facts and reasons why each of the Other Payne Family Members should enter into this Agreement and agrees, based upon each of the Other Payne Family Members' knowledge, experience, and investigation.

          (k) Each of the Other Payne Family Members represents that he or she has not relied upon, and will not rely upon, any statements, acts or omissions by any of the Debra Sue Payne Released Parties, other than as set forth in this Agreement, in making its decision to enter into this Agreement.

          (l) This Agreement is duly executed by each of the Other Payne Family Members with full knowledge and understanding of its terms and meaning, on each of the Other Payne Family Members' own judgment and upon the advice of each of the Other Payne Family Members' attorneys and financial and tax advisors.

          (m) This Agreement is not and shall not be construed as an admission of wrongdoing or liability by any Party, any which wrongdoing or liability is and has been specifically denied by each Party. It is expressly understood and agreed that the terms of this Agreement are contractual and not merely recitals, and that the agreements contained herein and the consideration transferred is intended to compromise doubtful and disputed

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 24
     claims, avoid and terminate litigation, and buy peace, and that no payments made and no release or other consideration given by any Party shall be construed as an admission of wrongdoing or liability by any Party, all wrongdoing or liability being expressly denied by each Party.

          (n) Each of the Other Payne Family Members acknowledges that its aforesaid representations are a material inducement to every other Party to enter into this Agreement.

     3.4 Nothing in this Agreement shall, or shall be construed to, limit any Parties' rights with respect to claims initiated by or against the Internal Revenue Service or any other taxing authorities (including without limitation any state or local agency).

     3.5 As attested by the signatures of each Party and the signatures of the attorneys for each Party, this Agreement was fully explained to each Party by such Party's attorneys before such Party signed the Agreement, and each attorney attests that the Party he represents has acknowledged that such party fully understands the terms and the legal consequences of the Agreement and understands that the Party's release in Section 2 shall operate as a full, complete, and final release and settlement of any and all claims released in
Section 2.

     SECTION 4.     CONFIDENTIALITY.

     4.1 The Parties shall not disclose to others any confidential or proprietary information belonging to another Party, except as may be specifically authorized in writing in advance of such disclosure by the Party from whom the authorization is sought, or in the event authorization is sought from IRA, by an officer of IRA. The confidential or proprietary information in this context includes but is not limited to IRA or its subsidiaries' client lists, business plans, product offerings, product pricing, investment performance, and agent compensation materials.

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 25

     SECTION 5.     NOTICES.

     5.1 All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon receipt by the persons designated below at the following addresses or facsimile numbers or to such other address or facsimile number as any Party hereto may specify by notice in writing, via certified mail, return receipt requested, to the other Parties (and their attorneys named below) hereto:

If to IRA:          Lamar C. Smith
                    THE INDEPENDENT RESEARCH AGENCY
                    FOR LIFE INSURANCE, INC.
                    4100 South Hulen Street
                    Fort Worth, Texas 76019
                    Telecopy: (817) 731-8621 Ext. 2200

                    George W. Bramblett
                    HAYNES AND BOONE, L.L.P.
                    3100 NationsBank Plaza
                    901 Main Street
                    Dallas, Texas 75202-3714
                    Telecopy: (214) 651-5490


If to the Other Payne Family Members:

                    Carroll H. Payne II
                    P.O. Box 11331
                    Fort Worth, Texas 76110-0331
                    Telecopier: (817) 923-6423

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 26

                    Tom L. Larimore
                    MICHENER, LARIMORE, SWINDLE,
                        WHITAKER, FLOWERS, SAWYER,
                        REYNOLDS & CHALK, L.L.P.
                    301 Commerce Street, Suite 3500
                    Fort Worth, Texas 76102-4186
                    Facsimile: (817)335-6935

If to Debra Sue Payne:

                    Debra Sue Payne
                    4514 Cole Avenue, Suite 600
                    Dallas, Texas 75205
                    Facsimile (214) 922-7993

                    Robert Elkin
                    McKool Smith
                    300 Crescent Court
                    Suite 1500
                    Dallas, Texas 75201
                    Facsimile (214) 978-4044

     SECTION 6.     MISCELLANEOUS.

     6.1 FULL SATISFACTION. The Debra Sue Payne Releasing Parties understand and agree that the consideration herein is being paid and provided in full satisfaction of all of Released Claims claimed by or attributable to Debra Sue Payne and all claimed damages arising out of and relating to Released Claims claimed by or attributable to Debra Sue Payne, and that the Debra Sue Payne Releasing Parties, except as set forth herein, will receive no further consideration for legal fees, costs, expenses, taxes, or for any other purpose from the IRA Released Parties or the Other Payne Family Members Released Parties, arising out of, or relating to, the Released Claims.

     6.2 NO ADMISSION. The Parties to this Agreement understand that this Agreement is a compromise of disputed claims and that payment is not to be

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 27
construed as an admission of liability on the part of any Party hereto, each of whom expressly denies liability.

     6.3 AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged, or terminated orally, but only by written agreement signed by all of the Parties hereto.

     6.4 HEADINGS. The headings of the sections and the sub-sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 28

     6.5 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflict of laws principles.

     6.6 ENTIRE AGREEMENT. THIS AGREEMENT (INCLUDING EXHIBITS) CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, UNDERSTANDINGS, CONDITIONS, REPRESENTATIONS OR WARRANTIES, WHETHER ORAL OR WRITTEN, WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND THE TERMS OF THIS AGREEMENT ARE CONTRACTUAL AND NOT MERE RECITALS. The Parties further agree not to seek to introduce other writings or parol evidence to contradict the terms hereof.

     6.7 SURVIVABILITY AND SEVERABILITY. The agreements, representations, and warranties set forth in this Agreement shall survive the execution hereof. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein, provided, however, that the foregoing shall in no way be interpreted or construed to affect the enforceability of the release, covenant not to sue, and/or indemnification provisions of this Agreement upon payment of the Settlement Amount.

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 29

     6.8 VALID AGREEMENT. This Agreement has been duly authorized and constitutes a legal, valid, and binding obligation and is enforceable in accordance with its terms.

     6.9 EXPENSES. IRA will pay legal fees, costs and expenses of the Parties; provided however that it shall pay such fees, costs and expenses of Debra Sue Payne in an amount not to exceed One Million Three Hundred Thousand U.S. Dollars ($1,300,000.00) by transfer of immediately available funds pursuant to the Wire Transfer Instruction.

     6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument. No Party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by every Party hereto. It shall not be necessary for each Party to execute the same counterpart, but each Party hereto shall receive one or more counterparts signed by all other Parties hereto.

     6.11 PRONOUNS, GENDER. Pronouns, wherever used herein, and of whatever gender, shall include natural persons, corporations, associations, partnerships, and all other entities of every kind and character, and the singular shall include the plural whenever and as often as is appropriate.


COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 30

     6.12 EXHIBITS. The three (3) exhibits referred to in this Agreement are attached and are incorporated into this Agreement by reference as fully set forth herein.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of November 16, 1998.

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 31

                              /s/ Tom L. Larimore
                              -----------------------------
                              Tom L. Larimore
                              State Bar No. 11950000

                              MICHENER, LARIMORE, SWINDLE,
                                 WHITAKER, FLOWERS, SAWYER,
                                 REYNOLDS & CHALK, L.L.P.
                              301 Commerce Street, Suite 3500
                              Fort Worth, Texas 76102-4186
                              Telephone: 817/335-4417
                              Telecopier: 817/335-6935


                              /s/ Walker C. Friedman
                              -----------------------------
                              Walker C. Friedman
                              State Bar No. 07472500

                              FRIEDMAN, YOUNG & SUDER, P.C.
                              500 Throckmorton, 20th Floor
                              Fort Worth, Texas 76102
                              Telephone: 817/334-0144
                              Telecopier: 817/334-0401


                              /s/ David Keltner
                              -----------------------------
                              David Keltner
                              State Bar No. 11249500

                              JOSE HENRY BRANTLEY KELTNER
                              309 West Seventh, Suite 1300
                              Fort Worth, Texas 76102-5113
                              Telephone: 817/877-3303
                              Telecopier: 817/338-9109

                              ATTORNEYS FOR CARROLL H.
                              PAYNE, II, FREDA J. PAYNE AND
                              NAOMI K. PAYNE

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 32

                              /s/ George W. Bramblett
                              -----------------------------
                              George W. Bramblett
                              State Bar No. 02867000

                              HAYNES AND BOONE, L.L.P.
                              3100 NationsBank Plaza
                              901 Main Street
                              Dallas, Texas 75202-3714
                              Telephone: (214) 651-5000
                              Telecopier: (214) 651-5490


                              /s/ Ed Huddleston
                              -----------------------------
                              Ed Huddleston
                              State Bar No. 10148300

                              LAW SNAKARD & GAMBILL, P.C.
                              500 Throckmorton, Suite 3200
                              Fort Worth, Texas 76102-3859
                              Telephone: 817/878-6390
                              Telecopier: 817/332-7473

                              ATTORNEYS FOR THE
                              INDEPENDENT RESEARCH
                              AGENCY FOR LIFE INSURANCE,
                              INC.

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 33

                              /s/ Robert Elkin
                              -----------------------------
                              Robert Elkin
                              State Bar No. 06522600

                              McKOOL SMITH, P.C.
                              300 Crescent Court, Suite 1500
                              Dallas, Texas 75201
                              Telephone: (214) 978-4000
                              Telecopier: (214) 978-4044


                              Marshall M. Searcy
                              State Bar No. 17955500

                              KELLY, HART & HALLMAN
                              201 Main Street, Suite 2500
                              Fort Worth, Texas 76102-3194
                              Telephone: (817) 332-2500
                              Telecopier: (817) 878-9280

                              ATTORNEYS FOR DEBRA SUE PAYNE

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 34

                              THE INDEPENDENT RESEARCH AGENCY FOR LIFE
                              INSURANCE, INC.

                              By:  /s/ Lamar C. Smith
                                   -----------------------------
                                   Lamar C. Smith.
                                   Chairman of the Board


STATE OF TEXAS      Section
                    Section
COUNTY OF TARRANT   Section

     BEFORE ME, the undersigned authority, on this day personally appeared LAMAR
C. SMITH, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he has read the foregoing Compromise Settlement Agreement and Mutual Release, fully understood the same, and that he executed it as an act of The Independent Research Agency for Life Insurance, Inc., knowingly and voluntarily for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 16th day of November, 1998.


                                   /s/ Rosemary A. Norris
                                   -----------------------------
                                   Notary Public in and for
                                   The State of Texas

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 35

                                   /s/ DEBRA SUE PAYNE
                                   -----------------------------
                                   Debra Sue Payne


STATE OF TEXAS      Section
                    Section
COUNTY OF TARRANT   Section

     BEFORE ME, the undersigned authority, on this day personally appeared DEBRA SUE PAYNE, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that she has read the foregoing Compromise Settlement Agreement and Mutual Release, fully understood the same, and that she executed it knowingly and voluntarily for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 16th day of November, 1998.



                                   /s/ Sheri Adams
                                   -----------------------------
                                   Notary Public in and for
                                   The State of Texas

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 36

                                   /s/ CARROLL H. PAYNE II
                                   -----------------------------
                                   Carroll H. Payne II



STATE OF TEXAS      Section
                    Section
COUNTY OF TARRANT   Section

     BEFORE ME, the undersigned authority, on this day personally appeared CARROLL H. PAYNE II., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he has read the foregoing Compromise Settlement Agreement and Mutual Release, fully understood the same, and that he executed it knowingly and voluntarily for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 16th day of November, 1998.



                                   /s/ Bobbie J. Wingo
                                   -----------------------------
                                   Notary Public in and for
                                   The State of Texas

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 37

                                    /s/ Freda J. Payne
                                    -----------------------------
                                    Freda J. Payne



STATE OF TEXAS      Section
                    Section
COUNTY OF TARRANT   Section

     BEFORE ME, the undersigned authority, on this day personally appeared FREDA
J. PAYNE, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that she has read the foregoing Compromise Settlement Agreement and Mutual Release, fully understood the same, and that she executed it knowingly and voluntarily for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 16th day of November, 1998.




                                    /s/ Bobbie J. Wingo
                                    -----------------------------
                                    Notary Public in and for
                                    The State of Texas

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 38

                                    /s/ Naomi K. Payne
                                    -----------------------------
                                    Naomi K. Payne


COMMONWEALTH OF
MASSACHUSETTS       Section
                    Section
COUNTY OF NORFOLK   Section

     BEFORE ME, the undersigned authority, on this day personally appeared NAOMI
K. PAYNE, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that she has read the foregoing Compromise Settlement Agreement and Mutual Release, fully understood the same, and that she executed it knowingly and voluntarily for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 16th day of November, 1998.




                                    /s/ Janet C. Yercia
                                    ---------------------------------
                                    Notary Public in and for
                                    The Commonwealth of Massachusetts

COMPROMISE SETTLEMENT AGREEMENT
AND MUTUAL RELEASE                                                      PAGE 39